SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              QUANTA SERVICES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                EXPLANATORY NOTE

                  Quanta Services, Inc., a Delaware corporation ("Quanta Services"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on May 10, 2002 in connection with the solicitation of proxies for electing the board of directors of Quanta Services at the 2002 annual meeting of Quanta Services' stockholders.

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[QUANTA SERVICES LOGO]                                             PRESS RELEASE


FOR IMMEDIATE RELEASE

Contacts:
James Haddox, CFO     Jonathan Gasthalter     Ken Dennard/ kdennard@easterly.com
Reba Reid             Judy Brennan            Lisa Elliott/ lisae@easterly.com
Quanta Services, Inc. Citigate Sard Verbinnen Easterly Investor Relations
713-629-7600            212-687-8080            713-529-6600

                   QUANTA STATEMENT ON DELAWARE COURT DECISION

HOUSTON - MAY 10, 2002 - Quanta Services, Inc. (NYSE:PWR), a leading provider of specialized contracting services to the electric power, gas, telecommunications and cable television industries, today issued the following statement commenting on the Delaware Chancery Court's ruling denying Aquila's application for a preliminary injunction against the voting of the shares in Quanta's Stock Employee Compensation Trust ("SECT").

Said John R. Colson, chief executive officer of Quanta, "We are pleased that the Court has denied the preliminary injunction that Aquila sought. The SECT links employee interests with those of our stockholders and provides Quanta greater financial flexibility. While this is just a preliminary ruling, we are confident that when the full record of the Board's careful deliberations is put before the Court, the validity of the SECT will be upheld."

"Quanta remains committed to protecting the interests of all of its stockholders and continues to urge all stockholders to sign, date and return the white proxy card in support of Quanta's Board."

Quanta announced the formation of the SECT, which holds 8 million shares of common stock to fund a portion of the Company's benefit obligations during the next 15 years, on March 14, 2002.

Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company's comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

IMPORTANT INFORMATION

Quanta Services, Inc. has filed a proxy statement with the Securities and Exchange Commission relating to Quanta's solicitation of proxies from its stockholders with respect to the Quanta Services, Inc. 2002 annual meeting of stockholders. Quanta Services, Inc. advises security holders to read its proxy statement IN ITS ENTIRETY, because it containS important information. Quanta's proxy statement and other relevant documents are available for free at www.sec.gov. You may also obtain a free copy of Quanta's proxy statement by writing to Quanta Services, Inc. at 1360 Post Oak


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Boulevard, Suite 2100, Houston, Texas 77056 or by contacting MacKenzie Partners,
Inc., toll free at 1-800-322-2885. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Quanta's stockholders is available in the proxy statement filed by Quanta with the SEC.

This letter contains various forward-looking statements and information, including management's expectations regarding the future performance of Quanta. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters, future growth in the electric utility and telecommunications outsourcing industry and the ability of Quanta to complete acquisitions and to effectively integrate the operations of acquired companies, and uncertainties relating to Aquila's hostile proxy fight for the Company, as well as general risks related to the industries in which Quanta, its customers and its suppliers operate. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For a discussion of the risks, investors are urged to refer to the Company's reports filed under the Securities Exchange Act of 1934, as amended.

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